Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D with respect to the Common Units beneficially owned by each of them of Affinity Gaming, LLC. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 26st day of November, 2012.

Z CAPITAL PARTNERS, L.L.C.

By:	/s/ James J. Zenni
Name:	James J. Zenni
Title:	President

ZENNI HOLDINGS, LLC

By:	/s/ James J. Zenni
Name:	James J. Zenni
Title:	Sole Owner

Z CAPITAL SPECIAL SITUATIONS ADVISER, L.P.
By:	Z Capital Partners, L.L.C., General Partner

By:	/s/ James J. Zenni
Name:	James J. Zenni
Title:	President

Z CAPITAL SPECIAL SITUATIONS FUND GP, L.P.
By:	Z Capital Special Situations UGP, L.L.C., General Partner
By:	Z Capital Partners, L.L.C., Managing Member

By:	/s/ James J. Zenni
Name:	James J. Zenni
Title:	President

Z CAPITAL SPECIAL SITUATIONS FUND UGP, L.L.C.
By:	Z Capital Partners, L.L.C., Managing Member

By:	/s/ James J. Zenni
Name:	James J. Zenni
Title:	President

JAMES J. ZENNI

By:	/s/ James J. Zenni